Fund	Fee
Roundhill MSTR WeeklyPay™ ETF	0.99% of the Fund’s average daily net assets
Roundhill NFLX WeeklyPay™ ETF	0.99% of the Fund’s average daily net assets
Roundhill RDDT WeeklyPay™ ETF	0.99% of the Fund’s average daily net assets
Roundhill SHOP WeeklyPay™ ETF	0.99% of the Fund’s average daily net assets
Roundhill SPOT WeeklyPay™ ETF	0.99% of the Fund’s average daily net assets
Roundhill TSM WeeklyPay™ ETF	0.99% of the Fund’s average daily net assets
Roundhill UBER WeeklyPay™ ETF	0.99% of the Fund’s average daily net assets
Roundhill XOM WeeklyPay™ ETF	0.99% of the Fund’s average daily net assets
Roundhill S&P 500 No Dividend Target ETF	0.19% of the Fund’s average daily net assets
Roundhill Humanoid Robotics ETF	0.75% of the Fund’s average daily net assets
Roundhill WeeklyPay™ Universe ETF	0.29% of the Fund’s average daily net assets
Roundhill Meme Stock ETF	0.69% of the Fund’s average daily net assets
Roundhill Inverse Dow 30 WeeklyPay™ ETF	0.99% of the Fund’s average daily net assets
Roundhill Inverse Russell 2000 WeeklyPay™ ETF	0.99% of the Fund’s average daily net assets
Roundhill Inverse Innovation-100 WeeklyPay™ ETF	0.99% of the Fund’s average daily net assets
Roundhill Inverse S&P 500® WeeklyPay™ ETF	0.99% of the Fund’s average daily net assets
Roundhill Investment Grade Bond WeeklyPay™ ETF	0.99% of the Fund’s average daily net assets
Roundhill Bitcoin WeeklyPay™ ETF	0.99% of the Fund’s average daily net assets
Roundhill Dow 30 WeeklyPay™ ETF	0.99% of the Fund’s average daily net assets